CERTIFICATE NO.                                                          SHARES
      1                                                                  3,053

                    BLACKROCK INSURED MUNICIPAL INCOME TRUST
                Organized Under the Laws of The State of Delaware
         Municipal Auction Rate Cumulative Preferred Shares - Series M7
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                            Cusip No.092479 20 3

         This certifies that Cede & Co. is the owner of 3,053 fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Shares - Series M7, $.001 par value per share, $25,000 liquidation preference per share, of BlackRock Insured Municipal Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 11th day of December 2002.

BANK OF NEW YORK                               BLACKROCK INSURED MUNICIPAL
As Transfer Agent and Registrar                INCOME TRUST


By:_____________________________               By:______________________________
   Authorized Signature                           Vice President

                                               Attest:__________________________
                                                      Secretary

FOR VALUE RECEIVED,___________________________________ hereby sells, assigns and transfers unto__________________________________________________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated___________________' _____________

In presence of

________________________________________________________________________________

         Shares of Municipal Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.                                                           SHARES
    1                                                                     3,053

                    BLACKROCK INSURED MUNICIPAL INCOME TRUST
                Organized Under the Laws of The State of Delaware
         Municipal Auction Rate Cumulative Preferred Shares - Series R7
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                           Cusip No. 092479 30 2

         This certifies that Cede & Co. is the owner of 3,053 fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Shares - Series R7, $.001 par value per share, $25,000 liquidation preference per share, of BlackRock Insured Municipal Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 11th day of December 2002.

BANK OF NEW YORK                                    BLACKROCK INSURED MUNICIPAL
As Transfer Agent and Registrar                     INCOME TRUST


By:______________________________                   By:_________________________
   Authorized Signature                                Vice President

                                                    Attest:_____________________
                                                           Secretary

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto _________________________________________________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated ____________________________, __________________

In presence of

_______________________________________  _______________________________________

         Shares of Municipal Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.                                                          SHARES
    1                                                                    3,053

                    BLACKROCK INSURED MUNICIPAL INCOME TRUST
                Organized Under the Laws of The State of Delaware
         Municipal Auction Rate Cumulative Preferred Shares - Series F7
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                            Cusip No.092479 40 1

         This certifies that Cede & Co. is the owner of 3,053 fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Shares - Series F7, $.001 par value per share, $25,000 liquidation preference per share, of BlackRock Insured Municipal Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 11th day of December 2002.

BANK OF NEW YORK                                     BLACKROCK INSURED MUNICIPAL
As Transfer Agent and Registrar                      INCOME TRUST


By:____________________________                      By:________________________
   Authorized Signature                                 Vice President

                                                     Attest:____________________
                                                            Secretary

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto__________________________________________________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________________ Attorney to transfer the said

Shares on the books of the within named Trust with full power of substitution in the premises.

Dated __________________________________, ___________

In presence of

________________________________________  ______________________________________

         Shares of Municipal Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.